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Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTNG FIRM

The Board of Directors
Celestica Inc.

        We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-9500, 333-9822, 333-9780, 333-71126, 333-66726, 333-63112, 333-88210 and 333-113591) and on Forms F-3 (Nos. 333-12272, 333-50240, 333-69278 and 333-113728) of Celestica Inc. of our report to the Board of Directors dated February 10, 2006, with respect to the consolidated balance sheets of Celestica Inc. as of December 31, 2004 and 2005 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2005, which report appears on page F-1 in the December 31, 2005 annual report on Form 20-F of Celestica Inc.

Toronto, Canada	/s/ KPMG LLP
February 10, 2006	Chartered Accountants

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTNG FIRM